Exhibit 4.1

Execution Version

TAX BENEFITS PRESERVATION PLAN

dated as of

November 2, 2023

between

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

and

EQUINITI TRUST COMPANY, LLC

as Rights Agent

i

EXHIBITS

Exhibit A	Articles Supplementary of Series A Junior Participating Preferred Stock
Exhibit B	Form of Rights Certificate
Exhibit C	Form of Summary of Rights

ii

TAX BENEFITS PRESERVATION PLAN

TAX BENEFITS PRESERVATION PLAN, dated as of November 2, 2023 (the “Agreement”), between Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability trust company, in its capacity as Rights Agent (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, the Company has generated and expects to generate certain Tax Benefits (as hereinafter defined) for U.S. federal income tax purposes, which Tax Benefits may provide significant value to the Company, and the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision or replacement provision, and the Treasury Regulations (as hereinafter defined) promulgated thereunder, and thereby preserve the Company’s ability to fully utilize such Tax Benefits;

WHEREAS, in furtherance of the foregoing objectives, on November 2, 2023 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company (the “Board”) adopted resolutions (i) classifying a series of preferred stock designated as “Series A Junior Participating Preferred Stock” and fixing the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption thereof, (ii) authorizing a dividend of one (1) Right (as hereinafter defined) for each share of Common Stock (as hereinafter defined) of the Company outstanding at the Close of Business (as hereinafter defined) on November 21, 2023 (the “Record Date”), and (iii) authorizing the Company’s issuance of one (1) Right (as such number may hereinafter be adjusted from time to time pursuant to the provisions of Section 11(n) hereof) for each share of Common Stock issued after the Record Date, but prior to the earlier of the Distribution Date and the Expiration Date (as each such term is hereinafter defined) and in certain other circumstances provided herein; and

WHEREAS, each Right initially represents the right to purchase one one-thousandth of a share of Preferred Stock (as hereinafter defined), having the rights, powers and preferences, and being subject to the qualifications and limitations, set forth in the Articles Supplementary of Series A Junior Participating Preferred Stock, attached hereto as Exhibit A (the “Preferred Stock Articles Supplementary”), upon the terms and subject to the conditions set forth in this Agreement (the “Rights”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

(a) “Acquiring Person” shall mean any Person, together with all Affiliates and Associates of such Person, whose collective Percentage Stock Ownership is 4.9% or more, but shall not include:

(i) any Exempt Person (as hereinafter defined);

(ii) any Person, together with all Affiliates and Associates of such Person, whose collective Percentage Stock Ownership becomes 4.9% or more as a result of (A) a reduction in the number of Company Securities outstanding due to any acquisition of Company Securities by any Exempt Person or (B) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company, in each case of a transaction referenced in the foregoing clause (A) or (B), unless and until such Person subsequently increases its Percentage Stock Ownership after consummation of the applicable transaction referred to in such clause (A) or (B), excluding for these purposes any increase in Percentage Stock Ownership resulting solely from (1) consummation of any subsequent transaction described in clause (A) or (B) of this Section 1(a)(ii) or (2) any transaction resulting in an increase in such Person’s Percentage Stock Ownership, which transaction and increase in Percentage Stock Ownership received the prior written consent of the Company (upon approval by the Board, in its sole discretion);

(iii) any Person, together with all Affiliates and Associates of such Person, (x) whose collective Percentage Stock Ownership is 4.9% or more as of the time of the Company’s first public announcement of the adoption of this Agreement (as disclosed in public filings with the Securities and Exchange Commission prior to the time of such public announcement), or (y) whose collective Percentage Stock Ownership becomes 4.9% or more as a result of a transaction that received the prior written consent of the Company (upon approval by the Board, in its sole discretion), in each case of the foregoing clauses (x) and (y), unless and until such Person, together with all Affiliates and Associates, subsequently (A) increase their collective Percentage Stock Ownership (excluding for these purposes any increase in Percentage Stock Ownership resulting solely from consummation of (1) any subsequent transaction described in Section 1(a)(iv) or in clause (A) or (B) of Section 1(a)(ii), or (2) any other transaction that received the prior written consent of the Company (upon approval by the Board, in its sole discretion) or (B) decrease their collective Percentage Stock Ownership below 4.9% (it being understood, for the avoidance of doubt, that no Person shall become an Acquiring Person solely on the basis of the exercise or settlement of options or similar rights to acquire Company Securities that are outstanding as of the time of the Company’s first public announcement of the adoption of this Agreement);

(iv) any Person, together with all Affiliates and Associates of such Person, who has (A) become an “Acquiring Person,” as defined pursuant to the provisions of this Section 1(a) other than this Section 1(a)(iv), inadvertently (including without actual knowledge that such Person (together with all Affiliates and Associates of such Person) Beneficially Owned a number of Company Securities that would result in such Person becoming an “Acquiring Person” under the terms of this Agreement) and (B) certified to the Company in writing, within ten (10) Business Days after being requested by the Company to do so, that such Person, together with all Affiliates and Associates of such Person, became an Acquiring Person inadvertently and without such actual knowledge, and (C) within ten (10) Business Days following such certification, disposed of such number of Company Securities so that such Person, together with all Affiliates and Associates of such Person, ceases to be an Acquiring Person, as defined pursuant to the provisions of this

Section 1(a) other than this Section 1(a)(iv); provided, however, that if such Person fails to deliver such written certification to the Company or dispose of such number of Company Securities within the applicable ten (10) Business Day period specified above, then such Person shall become an Acquiring Person immediately upon expiration of the applicable ten (10) Business Day period;

(v) any Person who would become an “Acquiring Person” solely as a result of any (A) unilateral grant or issuance by the Company of any Company Securities (including shares of restricted stock), (B) pre-arranged purchases of any Company Securities by directors, officers or employees of the Company or its Subsidiaries pursuant to a dividend reinvestment plan sponsored by the Company or (C) exercises of outstanding options, warrants, rights or similar interests granted by the Company to directors, officers or employees of the Company or its Subsidiaries;

(vi) any Person who the Board has affirmatively determined, in its sole discretion, prior to the Distribution Date, in light of the intent and purposes of this Agreement or other circumstances facing the Company, shall not be deemed an Acquiring Person, for so long as such Person complies with any limitations or conditions that may be required by the Board in making such determination; provided, however, that any Person with respect to which the Board has made such a determination shall become an Acquiring Person if and at such time as the Board, in its sole discretion, shall subsequently make a determination that such Person’s Beneficial Ownership would, notwithstanding any prior determination to the contrary, jeopardize or endanger the value or availability to the Company of the Tax Benefits or otherwise be contrary to the best interests of the Company.

(b) “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act Regulations. The terms “Affiliate” and “Associate” shall also include, with respect to any Person, any other Person whose Company Securities would be deemed to be constructively owned by such first Person, owned by a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations with respect to such first Person, or otherwise aggregated with Company Securities owned by such first Person pursuant to the provisions of Section 382 of the Code, or any successor provisions or replacement provisions, and the Treasury Regulations thereunder.

(d) “Agreement” shall have the meaning set forth in the preamble to this Agreement.

(e) “Appropriate Officer” shall mean any of the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and Treasurer, the Secretary and Chief Legal Officer, or Assistant Secretary of the Company.

(f) A Person shall be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of, and to “Beneficially Own” any Company Securities:

(i) that such Person actually owns (directly or indirectly) or would be deemed to actually or constructively own pursuant to Section 382 of the Code and the Treasury Regulations, including any “coordinated acquisition” of Company Securities by any Persons who have a formal or informal understanding with respect to such acquisition (to the extent that ownership of such Company Securities would be attributed to such Person under Section 382 of the Code and the Treasury Regulations), or are otherwise aggregated with Company Securities owned by such Person pursuant to the provisions of Section 382 of the Code, or any successor provisions or replacement provisions and the Treasury Regulations promulgated thereunder;

(ii) that such Person or any of such Person’s Affiliates or Associates Beneficially Owns, directly or indirectly, within the meaning of Rules 13d-3 or 13d-5 of the Exchange Act Regulations, as in effect on the date of this Agreement;

(iii) that such Person or any of such Person’s Affiliates or Associates has (A) the right or ability to vote, cause to be voted or control or direct the voting of pursuant to any agreement, arrangement or understanding, whether or not in writing; provided that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable Exchange Act Regulations and (2) is not also then reportable on a statement on Schedule 13D under the Exchange Act (or any comparable or successor report) or (B) the right or the obligation to become the Beneficial Owner (whether such right is exercisable or such obligation is required to be performed immediately or only after the passage of time, the occurrence of conditions, the satisfaction of regulatory requirements or otherwise) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise, through conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, pursuant to the power to terminate a repurchase or similar so-called “stock-borrowing” agreement or arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided that a Person shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, Company Securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable Exchange Act Regulations until such tendered securities are accepted for purchase or exchange;

(iv) that are Beneficially Owned (within the meaning of the preceding subsections of this Section 1(f)), directly or indirectly, by any other Person with which such first Person, or any of such first Person’s Affiliates or Associates, has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting or disposing of any Company Securities or cooperating in obtaining, changing, or influencing control of the Company; or

(v) that are the subject of, or the reference securities for, or that underlie, any Derivative Position of such Person or any of such Person’s Affiliates or Associates, with the number of Company Securities deemed Beneficially Owned in respect of a Derivative Position being the notional or other number of Company Securities in respect of such Derivative Position (without regard to any short or similar position) that is specified in (A) one or more filings with the Securities and Exchange Commission by such Person or any of such Person’s Affiliates or Associates or (B) the documentation evidencing such Derivative Position as the basis upon which the value or settlement amount of such Derivative Position, or the opportunity of the holder of such Derivative Position to profit or share in any profit, is to be calculated in whole or in part (whichever of (A) or (B) is greater), or if no such number of Company Securities is specified in such filings or documentation (or such documentation is not available to the Board), as determined by the Board in its sole discretion;

provided, however, that no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any Company Securities that are “Beneficially Owned” (as defined in this Section 1(f)), including, without limitation, in a fiduciary capacity, by such Exempt Person or by any other officer, director or employee of such Exempt Person; provided, further, that nothing in this Section 1(f) shall cause (y) a Person engaged in business as an underwriter of securities or (z) an initial purchaser in a bona fide offering pursuant to Section 144A of the Securities Act to be the Beneficial Owner of, to Beneficially Own or have Beneficial Ownership of, any Company Securities acquired through such Person’s participation in good faith in a firm commitment underwriting or a bona fide offering pursuant to Section 144A of the Securities Act, as applicable, until the expiration of forty days after the date of such acquisition, and then only if such Company Securities continue to be owned by such Person at such expiration of forty days.

(g) “Board” shall have the meaning set forth in the recitals to this Agreement.

(h) “Book Entry” shall mean an uncertificated book entry for one or more shares of Common Stock.

(i) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(j) “Charter” shall have meaning set forth in Section 11(a)(iii).

(k) “Close of Business” on any given date, shall mean 5:00 P.M., Eastern Time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., Eastern Time, on the next succeeding Business Day.

(l) “Closing Price” shall mean, in respect of any security for any day, the last sale price, regular way, reported at or prior to 4:00 P.M. New York City time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported at or prior to 4:00 P.M. New York City time, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NASDAQ or the NYSE or, if the security is not listed or admitted to trading on NASDAQ or the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. New York City time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use reported as of 4:00 P.M. New York City time or, if not so quoted, the average of the closing bid and asked price furnished by a professional market maker making a market in the security, which professional market maker is selected by the Board.

(m) “Code” shall have the meaning set forth in the recitals to this Agreement.

(n) “Common Stock” shall mean (i) when used with reference to the Company, the common stock, par value $0.01 per share, of the Company or any other shares of capital stock of the Company into which such stock shall be reclassified or changed, and (ii) when used with reference to any Person other than the Company, shall mean the capital stock or other equity securities or equity interest of such Person with the greatest voting power, or otherwise having the power to control or direct the management, of such Person (or, if such Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person).

(o) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(p) “Company” shall have the meaning set forth in the preamble to this Agreement until a successor corporation or entity shall have become such or until a Principal Party shall assume, and thereafter be liable for, all obligations and duties of the Company hereunder pursuant to the applicable provisions of this Agreement, and thereafter, “Company” shall mean such successor or Principal Party, respectively.

(q) “Company Securities” shall mean (i) shares of Common Stock of the Company, (ii) shares of preferred stock (other than preferred stock described in Section 1504(a)(4) of the Code) of the Company, (iii) warrants, rights, convertible debt or options (including options within the meaning of Section 1.382-4(d)(9) of the Treasury Regulations) to purchase stock (other than preferred stock described in Section 1504(a)(4) of the Code) of the Company, and (iv) any other interest that would be treated as “stock” of the Company pursuant to Section 1.382-2T(f)(18) of the Treasury Regulations. References to the Code and Treasury Regulations in clauses (ii), (iii) and (iv) of this Section 1(q) shall include any successor provisions or replacement provisions under Section 1504 or Section 382 of the Code and the Treasury Regulations promulgated thereunder.

(r) “Current Market Price” shall have the meaning set forth in Section 11(d) hereof.

(s) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(t) “Derivative” shall mean any option, warrant, convertible security, stock appreciation right, or other security, contract right or derivative position or similar right (including any “swap” transaction with respect to any security, other than a broad-based market basket or index).

(u) “Derivative Position” shall mean any Derivative, whether or not presently exercisable, that (i) has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of Company Securities or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of Company Securities and that increases in value as the market price or value of Company Securities increases or that provides an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Company Securities and (ii) is capable of being settled, in whole or in part, through delivery of cash or Company Securities (whether on a required or optional basis, and whether such settlement may occur immediately or only after the passage of time, the occurrence of conditions, the satisfaction of regulatory requirements or otherwise), in each case regardless of whether (A) it conveys any voting rights in such Company Securities to any Person or (B) any Person (including the holder of such Derivative Position) may have entered into other transactions that hedge its economic effect.

(v) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(w) “Distribution Notice” shall have the meaning set forth in Section 3(a) hereof.

(x) “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.

(y) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(z) “Exchange Act Regulations” shall mean the General Rules and Regulations under the Exchange Act.

(aa) “Exchange Date” shall have the meaning set forth in Section 24(b).

(bb) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(cc) “Exempt Person” shall mean (i) the Company or any Subsidiary of the Company, in each case, including, without limitation, in its fiduciary capacity, (ii) any employee benefit plan of the Company or of any Subsidiary of the Company, or (iii) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Stock for or pursuant to the terms of any such plan referenced in clause (ii) or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any Subsidiary of the Company.

(dd) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(ee) “Final Expiration Date” shall mean November 2, 2026.

(ff) “Flip-In Event” shall have the meaning set forth in Section 11(a)(ii) hereof.

(gg) “Flip-In Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(hh) “Flip-Over Event” shall have the meaning set forth in Section 13(a) hereof.

(ii) “Last Trading Price” shall have the meaning set forth in Section 14(a) hereof.

(jj) “Nasdaq” shall mean The Nasdaq Stock Market LLC.

(kk) “NYSE” shall mean the New York Stock Exchange.

(ll) “Percentage Stock Ownership” shall mean, as of any date or time, with respect to any Person who is the Beneficial Owner of Company Securities, the greater of (i) with respect to Beneficial Ownership under clause (i) of the definition of Beneficial Ownership, the percentage of Company Securities Beneficially Owned by such Person as of such date or time, as determined in accordance with Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k), 1.382-3(a), and 1.382-4(d) of the Treasury Regulations (or in accordance with any future Treasury Regulations promulgated under Section 382 (or any successor provisions or replacement provisions)); provided, however, that for the sole purpose of determining the Percentage Stock Ownership of any Person that is an entity (and not for the purpose of determining the Percentage Stock Ownership of any other Person), Company Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Section 1.382-2T(h)(2)(i)(A) of the Treasury Regulations (or in accordance with any future Treasury Regulations promulgated under Section 382 (or any successor provisions or replacement provisions)), and (ii) with respect to Beneficial Ownership under clauses (ii)-(v) of the definition of Beneficial Ownership, the percentage of Company Securities Beneficially Owned by such Person as of such date or time, as determined, solely with respect to such Person, by taking into account all issued and outstanding Company Securities as of such date or time, together with the number of Company Securities not actually issued and outstanding as of such date or time, but which such Person would be deemed to be the Beneficial Owner of, to Beneficially Own or have Beneficial Ownership of, as of such date or time, pursuant to clauses (ii)-(v) of the definition of Beneficial Ownership. For the avoidance of doubt, and notwithstanding anything to the contrary set forth herein, the Percentage Stock Ownership of any Person holding outstanding options, warrants, rights or similar interests (including any contingent rights) to acquire Company Securities shall be determined as of any date or time, solely with respect to such Person, by including the number of Company Securities that, as of such date or time, are issued and outstanding, together with the number of Company Securities that are not actually issued and outstanding, but which such Person has the right to acquire upon the exercise of such options, warrants, rights or similar interests and which such Person is deemed, as of such date or time, to Beneficially Own or have Beneficial Ownership of pursuant to the terms of clauses (ii)-(v) of the definition of Beneficial Ownership.

(mm) “Person” shall mean any individual, firm, corporation, partnership, limited partnership, limited liability company, limited liability partnership, trust, association, syndicate or other entity, group of persons making a “coordinated acquisition” of Company Securities or otherwise treated as an entity within the meaning of Treasury Regulations Section 1.382-3(a)(1) or otherwise, and also includes any successor (by merger or otherwise) of any such individual or entity.

(nn) “Preferred Stock” shall mean the shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption thereof set forth in the Preferred Stock Articles Supplementary, and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to such terms of the Series A Junior Participating Preferred Stock.

(oo) “Preferred Stock Articles Supplementary” shall have the meaning set forth in the recitals to this Agreement.

(pp) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(qq) “Purchase Price” shall have the meaning set forth in Section 7(b), Section 11(a)(ii) and Section 13(a) hereof.

(rr) “Record Date” shall have the meaning set forth in the recitals to this Agreement.

(ss) “Redemption Date” shall have the meaning set forth in Section 23(b).

(tt) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(uu) “Rights” shall have the meaning set forth in the recitals to this Agreement.

(vv) “Rights Agent” shall mean (i) as of the date of this Agreement, Equiniti Trust Company, LLC, a New York limited liability trust company, (ii) any Person appointed as a co-rights agent pursuant to and in accordance with Section 2 hereof after the date of this Agreement, (iii) any Person appointed as successor rights agent pursuant to and in accordance with Section 19 or Section 21 hereof, as applicable, in each case of (i) through (iii), until such time (if any) as such Person’s resignation or removal as Rights Agent shall become effective pursuant to and in accordance with Section 21 hereof.

(ww) “Rights Certificate” shall have the meaning set forth in Section 3(a) hereof.

(xx) “Rights Dividend Declaration Date” shall have the meaning set forth in the recitals to this Agreement.

(yy) “Securities Act” shall mean the Securities Act of 1933, as amended.

(zz) “Selected Courts” shall have the meaning set forth in Section 32 hereof.

(aaa) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(bbb) “Stock Acquisition Date” shall mean the first date on which a press release or similar public announcement is issued and made generally available and accessible to the public (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) or Section 13(g) of the Exchange Act), by the Company or an Acquiring Person, indicating that a Person has become an Acquiring Person or disclosing information that reveals the existence of an Acquiring Person, or such other date as shall be determined by the Board in its sole discretion that a Person has become an Acquiring Person.

(ccc) “Stockholder Approval” means the approval of this Agreement by the affirmative vote of a majority of the votes cast on the matter by holders of the outstanding shares of Common Stock of the Company entitled to vote thereon (excluding any votes cast by any Acquiring Person or its Affiliates or Associates), at a duly called meeting of stockholders of the Company (or any adjournment or postponement thereof) at which a quorum is present.

(ddd) “Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which such Person (i) owns an amount of voting securities or other equity interests having voting power sufficient to elect at least a majority of the directors or members of an equivalent governing body having similar functions of such corporation or other entity, is Beneficially Owned, directly or indirectly, by such Person, or otherwise controlled by such Person or (ii) otherwise has the power to control or direct the management of such corporation or other entity.

(eee) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(fff) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(ggg) “Tax Benefits” shall mean a current year net operating loss and the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, Section 163(j) deferred interest carryovers, and other similar tax carryovers, as well as any loss or deduction (whether actual or prospective) attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code, or any successor provision or replacement provision, and the Treasury Regulations promulgated thereunder, and any other tax credit, deduction or attribute the benefit of which may be limited by Sections 382 and Section 383 of the Code, in each case of the Company or any of its Subsidiaries.

(hhh) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.

(iii) “Treasury Regulation” shall mean the tax regulations promulgated under the Code, as such regulations may be amended from time to time and shall include, to the extent determined by the Board, any proposed Treasury Regulations.

(jjj) “Triggering Event” shall mean any Flip-In Event or any Flip-Over Event.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall, prior to the Distribution Date, also be the holders of Common Stock) in accordance with the express terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent and execution of this Agreement by such co-Rights Agent. In the event that the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any such co-Rights Agent shall be as the Company shall reasonably determine and set forth in the foregoing notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

Section 3. Distribution Date.

(a) Until the earlier of (i) the Close of Business on the tenth (10th) Business Day after the Stock Acquisition Date (or, if the tenth (10th) Business Day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), and (ii) the Close of Business on the tenth (10th) Business Day (or such later date as the Board shall determine in its sole discretion) after the date that a tender or exchange offer by any Person (other than an Exempt Person) is commenced within the meaning of Rule 14d-2(a) of the Exchange Act Regulations, if upon consummation thereof, such Person would become an Acquiring Person (the earlier of clauses (i) and (ii) being herein referred to as the “Distribution Date”), (y) the Rights will be evidenced (subject to the provisions of paragraphs (b) and (c) of this Section 3) by notations in the respective accounts for the Common Stock for Book Entry shares, and not by separate Rights Certificates, and (z) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). The Company shall notify the Rights Agent in accordance with Section 26 promptly following the occurrence of the Distribution Date (a “Distribution Notice”). As soon as practicable after receipt of such Distribution Notice, but subject to the following sentence, the Rights Agent will send, by such means as may be selected by the Company, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Affiliate or Associate of an Acquiring Person), at the address of such holder shown on the share transfer records of the Company, one or more Rights Certificates, in substantially the form attached hereto as Exhibit B (each a “Rights Certificate”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein, and from and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates; provided, however, that the Company may elect, in its sole discretion, for the Rights to be evidenced and recorded after the Distribution Date solely in book-entry or other uncertificated form, in which case, (i) the Company shall notify the Rights Agent of such election in the Distribution Notice, (ii) such book-entries or other evidence of ownership in uncertificated form shall be deemed to be Rights Certificates for all purposes of this Agreement and (iii) all references to Rights Certificates in this Agreement shall be deemed to be references to such book-entries or other evidence of ownership in uncertificated form; provided, further, that all procedures relating to actions to be taken or information to be provided with respect to such Rights recorded in book-entry or other uncertificated form (including actions to be taken and information to be provided to exercise such Rights) shall be determined, and may be modified from time to time, as determined by the Company to be necessary or appropriate, to reflect book-entry or other uncertificated ownership. Upon the occurrence of a Flip-In Event, the Company may implement such procedures as it deems appropriate, in its sole discretion, to minimize the possibility that any Person receives Rights, or Rights Certificates evidencing Rights, that would be null and void under Section 7(e) hereof. Receipt by any Person of a Rights Certificate with respect to any Rights shall not preclude a later determination that such Rights are null and void pursuant to Section 7(e) hereof. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(n) hereof, at the time of distribution of the Rights, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.

(b) The Company will make available, as promptly as practicable following the Record Date, a Summary of Rights to purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), to any holder of Rights who may deliver a written request for a Summary of Rights to the Company from time to time prior to the Expiration Date. With respect to Book Entry shares of Common Stock outstanding as of the Record Date, or issued subsequent to the Record Date, the Rights will be evidenced by the notations in the respective accounts for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights, unless and until the Distribution Date shall occur and the Company does not include a request that the Rights be evidenced in book-entry form in the Distribution Notice. Until the earlier of the Distribution Date and the Expiration Date, the transfer of any shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock. Notwithstanding anything to the contrary set forth in this Agreement, upon the effectiveness of a redemption pursuant to Section 23 hereof or an exchange pursuant to Section 24 hereof, the Company shall not thereafter issue any additional Rights and, for the avoidance of doubt, no Rights shall be attached to or shall be issued with any shares of Common Stock (including any shares of Common Stock issued pursuant to an exchange) at any time thereafter.

(c) Rights shall be issued in respect of all shares of Common Stock that are issued (i) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or (ii) under the circumstances provided in Section 22 hereof, after the Distribution Date. Any Book Entry shares of Common Stock issued during the foregoing periods shall also be deemed to be notations in the respective accounts for Common Stock, for Rights. The following legend shall be included in a notice to the record holder of such shares in accordance with applicable law:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Tax Benefits Preservation Plan between Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) and the Rights Agent (including any successor Rights Agent) thereunder (as originally executed and as it may be amended or restated from time to time, the “Tax Benefits Preservation Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal office of the Company. Under certain circumstances, as set forth in the Tax Benefits Preservation Plan, Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Tax Benefits Preservation Plan, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Tax Benefits Preservation Plan, Rights issued to, or held by, any Person that is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Tax Benefits Preservation Plan), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void and will no longer be transferrable.

With respect to any certificates representing shares of Common Stock issued after the Record Date but prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of such shares of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any shares of Common Stock represented by such certificates shall also constitute the transfer of the Rights associated with such Common Stock. Similarly, during such time periods, transfers of shares participating in the direct registration system shall also be deemed to be transfers of the associated Rights. In the case of any shares participating in the direct registration system, the Company shall cause the transfer agent for the Common Stock to include on each direct registration account statement with respect thereto issued after the Record Date but prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date, a notation to the effect that the Company will mail to the stockholder a copy of this Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor and that the recipient of the statement, as a holder of shares of Common Stock, may have certain rights thereunder. Notwithstanding this Section 3(c), neither the omission of a legend or notation nor the failure to deliver the notice of such legend or notation required hereby shall affect the enforceability of any part of this Agreement or the rights and restrictions set forth herein that are applicable to holders of the Rights. In the event that shares of Common Stock are not represented by certificates, references in this Agreement to certificates shall be deemed to refer to the notations in the Book Entry accounts reflecting ownership of such shares.

Section 4. Form of Rights Certificates.

(a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof), when and if issued, shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of, and conditioned upon, this Agreement, the Rights Certificates, whenever distributed, shall be dated as of the Record Date, or, in the case of Rights with respect to Common Stock issued or becoming outstanding after the Record Date but prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date, the same date as the date of the share certificate evidencing such shares, and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein, but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant to Section 3(a), Section 11(i) or Section 22 hereof that represents Rights that are Beneficially Owned by: (i) an Acquiring Person or any Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee after the Acquiring Person becomes such, (iii) a transferee of an Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or such Affiliate or Associate) to holders of equity interests in such Acquiring Person (or such Affiliate or Associate) or to any Person with whom such Acquiring Person (or such Affiliate or Associate) has any continuing plan, agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer that the Board has determined in its sole discretion is part of a plan, agreement, arrangement or understanding (whether or not in writing) that has as a primary purpose or effect the avoidance of Section 7(e) hereof, or (iv) subsequent transferees of such Persons described in clause (i), (ii) or (iii) of this sentence, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) a legend in substantially the following form:

The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person that was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Tax Benefits Preservation Plan). Accordingly, this Rights Certificate and the Rights represented hereby shall become null and void in the circumstances specified in Section 7(e) of the Tax Benefits Preservation Plan.

Section 5. Countersignature and Registration.

(a) The Rights Certificates shall be duly executed on behalf of the Company by any Appropriate Officer, either manually or by electronic signature, and shall have affixed thereto the Company’s seal or an electronic copy thereof which shall be attested to by an Appropriate Officer, either manually or by electronic signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by electronic signature, and shall not be valid for any purpose unless so countersigned. In case any Appropriate Officer who shall have signed any of the Rights Certificates shall cease to hold such office of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to hold such office of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be an Appropriate Officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b) Following the Distribution Date, the Rights Agent shall keep, or cause to be kept, at its principal office or such other location(s) as may be designated by the Rights Agent as the appropriate place for surrender of Rights Certificates, together with any required form of assignment and certificate duly executed and properly completed, upon exercise or transfer, books for registration and transfer of the Rights. Such books shall show the names and addresses of the respective holders of the Rights, the number of Rights held by each such holder and, if applicable, evidenced on the face of each Rights Certificates and the date of each of the Rights Certificates.

Section 6. Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of this Agreement, at any time after the Close of Business on the Distribution Date, and prior to the Close of Business on the Expiration Date, any Rights Certificate or Rights Certificates (other than Rights Certificates representing Rights that may have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or other Rights Certificates entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitle such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment and certificate duly executed and properly completed, the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose, accompanied by such other documentation as the Rights Agent may reasonably request. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer, split up, combination or exchange of any such surrendered Rights Certificate until the registered holder shall have properly completed and duly executed and delivered to the Rights Agent the certificate contained in the form of assignment on the reverse side of such Rights Certificate (and such other documentation as the Rights Agent may reasonably request) and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Rights Agent or the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 24 hereof, countersign (either by manual or electronic signature) and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment from any holder of a Rights Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. The Rights Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

(b) Subject to the provisions of this Agreement, at any time after the Close of Business on the Distribution Date and prior to the Close of Business on the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate and the identity of the Beneficial Owner (or former Beneficial Owner) or Associates or Affiliates thereof (including such other documentation as the Company or the Rights Agent shall reasonably request), and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s or the Rights Agent’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Subject to Section 7(e) hereof, at any time after the Close of Business on the Distribution Date and prior to the Close of Business on the Expiration Date, the registered holder of any Rights may exercise its Rights (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof), in whole or in part, upon such holder’s surrender of the Rights Certificate(s) representing such Rights (or, if applicable, by taking such actions and delivering such documents as established by the Company to surrender Rights represented in uncertificated form), with the appropriate form of election to purchase and the certificate on the reverse side of the Rights Certificate(s) representing such Rights (if applicable), in each case, properly completed and duly executed, to the Rights Agent at the principal office or other offices of the Rights Agent designated for such purpose, accompanied by such other documentation as the Rights Agent may reasonably request together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the Close of Business on November 2, 2024, if Stockholder Approval has not been obtained prior to such date, (iii) the time at which the Rights are redeemed or exchanged as provided in Section 23 or Section 24 hereof, respectively, (iv) the Close of Business on the date set by the Board following a determination by the Board, in its sole discretion, that this Agreement is no longer necessary or desirable for the preservation of Tax Benefits and (v) the Close of Business on the first day of a taxable year of the Company to which the Board determines, in its sole discretion, that no Tax Benefits may be carried forward (the earliest of (i)-(v) being herein referred to as the “Expiration Date”).

(b) The purchase price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right initially shall be $100 (the “Purchase Price”), subject to adjustment from time to time as provided in Section 11 and Section 13(a) hereof, and shall be payable in accordance with paragraph (c) below.

(c) Except as otherwise provided herein, upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate contained therein properly completed and duly executed (or, if applicable, such documents as established by the Company to surrender Rights represented in uncertificated form), accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-thousandth of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax or charge required to be paid by the holder of such Rights in accordance with Section 9(e) hereof, in cash or by wire transfer, certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall, subject to Section 7(f) and Section 20(j) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-

thousandths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Rights, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by wire transfer, certified check, cashier’s check or money order, in each case, payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities (including Common Stock), cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

(d) In case the registered holder of any Rights shall exercise less than all the Rights held by such holder, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights, (or, if such unexercised Rights shall be evidenced and recorded solely in book-entry form, the applicable notation shall be updated to reflect the number of unexercised Rights held by such registered holder) and registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, from and after a Flip-In Event, any Rights that are Beneficially Owned by, or the Beneficial Ownership of which is transferred to, any of the following Persons, shall become null and void, without any further action, effective immediately upon the occurrence of such Flip-In Event: (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, unless the Board in good faith determines that such Person was not involved in and did not cause or facilitate, directly or indirectly, such Triggering Event, (ii) a transferee of an Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee after the Acquiring Person (or of any such Affiliate or Associate) becomes such, (iii) a transferee of an Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Affiliate or Associate) to holders of equity interests in such Acquiring Person (or any such Affiliate or Associate) or to any Person with which the Acquiring Person (or any such Affiliate or Associate) has any continuing plan, agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer that the Board has determined in its sole discretion is part of a plan, agreement, arrangement or understanding (whether or not in writing) that has as a primary purpose or effect the avoidance of this Section 7(e), or (iv) subsequent transferees of such Persons described in clauses (i)-(iii) of this sentence, and, in each case, no holder of such Rights shall have any right, title or interest whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise, and such Rights shall be canceled and shall not be transferable. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights or any other Person as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or any of such Acquiring Person’s Affiliates or Associates or their respective transferees hereunder.

(f) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless and until such registered holder shall have (i) properly completed and signed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such transfer or exercise (and such other documentation as the Rights Agent may reasonably request), or taken such actions and delivered such documents as established by the Company to surrender Rights represented in uncertificated form, in each case, accompanied by payment in full to the Rights Agent of the Purchase Price with respect to the total number of one one-thousandths of a shares of Preferred Stock for which the Rights were exercised, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates of such Beneficial Owner as the Company shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination, redemption or exchange shall, if surrendered to the Company or any of its agents (other than the Rights Agent), be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company. The Rights Agent shall maintain, for such period as required by applicable law, in a retrievable database, electronic records of all canceled Rights Certificates, including all Rights Certificates destroyed by it, and, upon the written request of the Company, the Rights Agent shall provide the Company with copies of such electronic records.

Section 9. Reservation and Availability of Capital Stock.

(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities), the aggregate number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

(b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c) If the Company is required to file a registration statement pursuant to the Securities Act with respect to the securities purchasable upon exercise of the Rights, the Company shall use commercially reasonable efforts to (i) file, as soon as practicable after the earliest date following the occurrence of a Flip-In Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities registered pursuant to such registration statement and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date referenced in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, and the Company shall issue a public announcement at such time as the suspension has been rescinded. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective or has been suspended.

(d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares, whether whole or fractional, of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of such shares (subject to payment of the Purchase Price), be duly authorized, validly issued, fully paid and non-assessable.

(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights and of any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or similar tax or charge that may be payable in respect of any transfer or delivery of Rights to a Person other than, or the issuance or delivery of a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than, that of the registered holder of the Rights surrendered for exercise, nor shall the Company be required to issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s reasonable satisfaction that no such tax or charge is due.

Section 10. Preferred Stock Record Date. Each Person in the name of which any entry in the Book Entry account system of the transfer agent for the Preferred Stock (or Common Stock and/or other securities, as the case may be) for a number of one one-thousandths of a share of Preferred Stock (or number of shares of Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) represented thereby on, and such entry shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered with the forms of election and certification properly completed and duly executed, or such actions were taken and documents were delivered as established by the Company to surrender Rights represented in uncertificated form; and, in each case, payment of the Purchase Price (and all applicable transfer taxes and governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such entry shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)

(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding shares of Preferred Stock, (C) combine or consolidate the outstanding shares of Preferred Stock into a smaller number of shares, through a reverse stock split or otherwise, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of shares of Preferred Stock or other capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or other capital stock, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) Subject to Section 23 and Section 24 hereof, in the event that any Person shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person (the first occurrence of such event, a “Flip-In Event”), unless the event causing such Person to become an Acquiring Person is a Flip-Over Event, then, promptly following such Flip-In Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such Flip-In Event, and (y) dividing that product (which, following such Flip-In Event, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such Flip-In Event, (such number of shares, the “Adjustment Shares”). From and after the occurrence of a Flip-Over Event, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 hereof and not pursuant to this Section 11(a)(ii).

(iii) In the event that the number of shares of Common Stock authorized by the charter of the Company (the “Charter”), but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Board shall, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine, in its sole discretion, whether to (1) take such actions as are necessary to authorize an amendment to the Charter increasing the number of authorized shares of Common Stock by an amount that is at least sufficient to permit exercise in full of the Rights and authorize the officers of the Company to execute and file such Charter amendment with the Maryland State Department of Assessments and Taxation or (2) make adequate provision for such Adjustment Shares pursuant to clause (B) below by determining the excess of (i) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (ii) the Purchase Price (such excess, the “Spread”), and (B) with respect to each Right (subject to Section 7(e) hereof), substitute for some or all of the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Stock, that the Board has deemed to have essentially the same value as shares of Common Stock (such shares of preferred stock being referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value where such aggregate value has been determined by the Board based upon the advice of a financial advisor selected by the Board; provided, however, that, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the Flip-In Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Flip-In Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Flip-In Trigger Date, in order that the Company may, to the extent required by applicable law or the rules of any stock exchange upon which the Common Stock is then listed or traded, seek stockholder approval for the authorization of such additional shares (such period, as it may be so extended, being herein called the “Substitution Period”). To the extent that the Company determines that action should be taken pursuant to the preceding provisions of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of consideration to be delivered upon exercise of the Rights pursuant to the first sentence of this Section 11(a)(iii), and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of the Common Stock on the Flip-In Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of shares of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) shares of Preferred Stock (or shares having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption substantially similar to those of shares of Preferred Stock set forth in the Preferred Stock Articles Supplementary (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price shall be adjusted, so that the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock and Equivalent Preferred Stock that the aggregate subscription or purchase price for the total number of shares of Preferred Stock and/or Equivalent Preferred Stock to be so offered (and/or the aggregate initial conversion price of the convertible securities to be so offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be so offered for subscription or purchase (or into which the convertible securities to be so offered are initially convertible). In case such subscription or purchase price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, the determination of which shall be described in a written statement filed with the Rights Agent and shall be binding on the Rights Agent and all holders of the Rights. Shares of Preferred Stock and Equivalent Preferred Stock owned, directly or indirectly, by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving entity), of cash (other than a regular quarterly cash dividend out of funds legally available therefor), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock), evidences of indebtedness, or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be adjusted, so that such Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, the determination of which shall be described in a written statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets, evidences of indebtedness or subscription rights or warrants applicable to a share of Preferred Stock, and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

(d) For the purpose of any computation hereunder, “Current Market Price” shall have the meaning set forth in clause (i) or (ii) below, as applicable.

(i) For the purpose of any computation of the Current Market Price per share of Common Stock hereunder, as of any date, such Current Market Price shall be deemed to be the lesser of (A) the average of the daily closing prices per share of Common Stock for the thirty (30) consecutive Trading Days immediately prior to such date and (B) the average of the daily closing prices per share of Common Stock for the five (5) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or other distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination, consolidation, reverse stock split or reclassification of such Common Stock, and the ex-dividend date for such dividend or other distribution, or the record date for such subdivision, combination, consolidation, reverse stock split or reclassification, shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, the Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, the determination of which shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes and shall be binding on the Rights Agent and the holders of the Rights.

(ii) For the purpose of any computation of the Current Market Price per share of a publicly traded share of Preferred Stock hereunder as of any date, such Current Market Price shall be determined in a manner consistent with the method for determining the Current Market Price of Common Stock set forth in Section 11(d)(i) hereof. If the Current Market Price per share of Preferred Stock cannot be determined as of such date in a manner consistent with the method set forth in Section 11(d)(i) hereof or if the Preferred Stock is not publicly held or listed or traded on such date, the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to one thousand (1,000) (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock as of such date. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded as of such date, the Current Market Price per share of the Preferred Stock shall mean the fair value per share as of such date, as determined in good faith by the Board, the determination of which shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes and shall be binding on the Rights Agent and the holders of the Rights.

(e) Notwithstanding anything to the contrary contained herein, no adjustment to the Purchase Price shall be required pursuant to any provision of this Section 11 unless such adjustment would require an increase or decrease in the Purchase Price by an amount equal to at least one percent (1%) of the Current Market Price of the Purchase Price; provided, however, that any adjustments that, by reason of this Section 11(e), are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction that mandates such adjustment and (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), and (l) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election pursuant to Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) or (c) hereof, as applicable, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment to the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of a Right. Each of the Rights outstanding after any such adjustment to the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing (i) the Purchase Price in effect immediately prior to adjustment of the Purchase Price by (ii) the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement of such election by the Company. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights on such record date, Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share of Preferred Stock and the number of one one-thousandths of a share of Preferred Stock that were expressed in the initial Rights Certificates issued hereunder.

(k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock or shares of Common Stock and/or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock, shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such shares or other securities upon the occurrence of the event requiring such adjustment.

(l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments to the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that, in its good faith judgment, the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price per share of Preferred Stock, (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(m) The Company covenants and agrees that it shall not, at any time after the Close of Business on the Distribution Date and prior to the Close of Business on the Expiration Date, (i) consolidate with any other Person (other than a Subsidiary of the Company), (ii) merge with or into any other Person (other than a Subsidiary of the Company), or (iii) sell or transfer (or permit any Subsidiary of the Company to sell or transfer), in each case, in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would eliminate or substantially diminish the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the stockholders of the Person that constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(n) Notwithstanding any provision in this Agreement to the contrary, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying (i) the number of Rights associated with each share of Common Stock immediately prior to such event by (ii) a fraction, (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate and (c) mail or make available a brief summary thereof to (i) if a Distribution Date has occurred, each record holder of a Rights or (ii) if prior to the Distribution Date, each record holder of Book Entry shares of Common Stock in accordance with Section 26 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and in relying in good faith on any adjustment or statement therein contained.

Section 13. Consolidation, Merger, or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company), and the Company shall not be the continuing or surviving entity of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving entity of such consolidation or merger and, in connection with such consolidation or merger, (the first occurrence of any event described in the foregoing clause (x) or (y), a “Flip-Over Event”) all or part of the outstanding shares of Common Stock shall be converted into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise dispose of (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person (other than the Company or any wholly owned Subsidiary of the Company or any combination thereof); provided, however, that this clause (z) of Section 13(a) hereof shall not apply to the pro rata distribution by the Company of assets (including securities) of the Company or any of its Subsidiaries to all holders of Common Stock (other than any Subsidiary of the Company), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of duly authorized, validly issued, freely tradeable, fully paid and nonassessable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal, preemptive rights or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to a Flip-Over Event (or, if a Flip-In Event has occurred prior to a Flip-Over Event, multiplying the number of such one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to a Flip-In Event by the Purchase Price in effect immediately prior to a Flip-In Event), and (2) dividing that product (which, following a Flip-Over Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Flip-Over Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) all references herein to the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following a Flip-Over Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following any Flip-Over Event.

(b) “Principal Party” shall mean:

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities or other equity interests into which shares of Common Stock are converted or for which shares of Common Stock are exchanged in such merger or, consolidation, and if no securities or other equity interests are so issued, the Person that is the other party to such merger or consolidation; and

(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power disposed of pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time, and has not been continuously over the preceding twelve (12) month period, registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market capitalization.

(c) The Company shall not consummate any consolidation, merger, sale or disposition referenced in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been otherwise issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and, unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13, and further providing that, as soon as practicable after the date of any consolidation, merger, sale or other disposition of assets referenced in paragraph (a) of this Section 13, the Principal Party will:

(i) prepare and file a registration statement under the Securities Act, to register the Rights and the securities purchasable upon exercise of the Rights on an appropriate form and use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

(ii) take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including, but not limited to, the registration or qualification of such securities under all requisite securities laws or “blue sky” laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate;

(iii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the NYSE, the Nasdaq or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the NYSE, the Nasdaq or such other securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the NYSE, the Nasdaq or a national securities exchange, to cause the Rights and the Common Stock of the Principal Party or other securities receivable upon exercise of the Rights to be authorized for quotation on any other system then in use;

(iv) use its best efforts to obtain any and all necessary governmental approvals as may be required with respect to the issuance of the Common Stock of the Principal Party (or such other securities that may be acquired) upon exercise of the Rights;

(v) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights; and

(vi) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, sales or other transfers. In the event that a Flip-Over Event shall occur at any time after the occurrence of a Flip-In Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(n) hereof, or to distribute Rights Certificates that evidence fractional Rights. In lieu of issuing fractional Rights, the Company may pay to the registered holders of the Rights with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Last Trading Price of a whole Right. For purposes of this Section 14(a), the “Last Trading Price” of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of issuing fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights with regard to which such fractional Rights would otherwise be issuable, at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Price of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the Current Market Price of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the Closing Price of a share of Preferred Stock on the Trading Day immediately prior to the date of such exercise.

(c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates that evidence fractional shares of Common Stock. In lieu of issuing fractional shares of Common Stock, the Company may pay to the registered holders of Rights with regard to which such fractional Rights would otherwise be issuable, at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Current Market Price of one (1) share of Common Stock. For purposes of this Section 14(c), the Current Market Price of one (1) share of Common Stock shall be the Closing Price per share of Common Stock on the Trading Day immediately prior to the date of such exercise.

(d) The holder of a Right, by the acceptance of the Rights, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right, except as permitted by this Section 14.

(e) Whenever a payment in lieu of issuing fractional Rights or fractional shares is to be made by the Rights Agent under any section of this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall have no obligation to make fractional payments unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto. The Rights Agent shall be fully protected in relying in good faith upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies from the Company.

Section 15. Rights of Action. All rights of action in respect of this Agreement, except the rights of action that are given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of Rights (and, prior to the Distribution Date, the registered holders of shares of Common Stock); and any registered holder of any Rights (or, prior to the Distribution Date, any registered holder of shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Rights (or, prior to the Distribution Date, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights in the manner provided in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16. Agreement of Rights Holders. Every holder of a Right, by accepting such Rights, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock;

(b) after the Distribution Date, the Rights will be transferable (subject to the provisions of this Agreement) only on the registry books of the Rights Agent if surrendered at the principal office or other offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms of assignment and certificates properly completed and duly executed, accompanied by such other documentation as the Rights Agent may reasonably request;

(c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the Person whose name is indicated in the Book Entry account system of the transfer agent in respect of the associated Common Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates (or notices provided to holders of Book Entry shares of Common Stock) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent, nor any of their respective directors, officers, employees or agents, shall have any liability to any holder of Rights or other Person as a result of the inability of the Company or the Rights Agent to perform any of their respective obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use its commercially reasonable efforts to have any such injunction, order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

Section 17. Rights Holder Not Deemed a Stockholder. No holder of any Rights, in its capacity as such, shall be entitled to vote, receive dividends or be deemed for any purpose to be the holder of the number of one one-thousandths of a share of Preferred Stock or shares of Common Stock or any other securities of the Company that may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, in its capacity as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent with respect to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, unless and until the Rights shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon by the Company and the Rights Agent and, from time to time, on demand of the Rights Agent, its reasonable and documented out-of-pocket expenses, including reasonable and documented out-of-pocket outside counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent and its directors and officers for, and to hold them harmless against, any loss, liability or reasonable and documented out-of-pocket expense that may be paid, incurred or suffered by the Rights Agent for anything done or omitted by any of them in connection with the Rights Agent’s acceptance and administration of this Agreement and performance of its obligations hereunder, including the reasonable and documented out-of-pocket costs and expenses of defending against any claim of liability; provided that the foregoing obligations of the Company shall not apply to the extent that any such loss, liability or expense arises out of or relates to the gross negligence, bad faith or willful misconduct on the part of the Rights Agent or its officers, employees and other representatives (as determined by a Selected Court in a final non-appealable judgment).

(b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement and performance of its obligations hereunder in good faith reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company (including, in the case of uncertificated securities, any notation in the book entry account system of the transfer agent in respect of such securities), instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document reasonably believed by it in good faith to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent shall be a party, or any Person succeeding to the corporate trust, stock transfer or other stockholder services business of the Rights Agent, shall be the successor to the Rights Agent under this Agreement, but only if such Person would be eligible for appointment as a Rights Agent under the provisions of Section 21 hereof, in which event, such Person shall be bound by the terms hereof, without the execution or filing of any instrument or other document or any further act on the part of any of the parties hereto or any other Person. The sale of all or substantially all of the Rights Agent’s assets employed in the performance of its transfer agent activities to any Person shall be deemed a merger or consolidation for purposes of this Section 19. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, such successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force and effect provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Rights Agent or, subject to the prior written consent of such counsel, counsel to the Company), in which event, the Rights Agent’s good faith reliance on any advice or opinion given to the Rights Agent by such counsel shall be full and complete protection to the Rights Agent as to any action taken or omitted by it in accordance with such opinion or advice, in the absence of gross negligence, bad faith or willful misconduct on the part of the Rights Agent (as determined by a Selected Court in a final non-appealable judgment).

(b) Whenever, in the performance of its duties under this Agreement, the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of the Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an Appropriate Officer and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered by it under the provisions of this Agreement in good faith reliance upon such certificate, in the absence of gross negligence, bad faith or willful misconduct on the part of the Rights Agent (as determined by a Selected Court in a final non-appealable judgment).

(c) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(d) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; shall not be responsible for calculating or determining whether any adjustment is required under the provisions of Section 11, Section 13 or Section 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment or calculation (except with respect to the exercise of Rights evidenced by Rights Certificates after actual written notice of any such adjustment); shall not by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Stock or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock or Common Stock will, when so issued, be duly authorized, validly issued, fully paid and non-assessable; and shall not be responsible for the independent investigation of the accuracy of any information, certificate, instrument or written instruction delivered to the Rights Agent by the Company.

(e) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent in good faith for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(f) The Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any Appropriate Officer, and to apply to such officers for written advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in the absence of gross negligence, bad faith or willful misconduct on the part of the Rights Agent (as determined by a Selected Court in a final non-appealable judgment) in accordance with such instructions of any such officer.

(g) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement, in each case in compliance with all applicable laws. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(h) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents selected by the Rights Agent with reasonable care, and the Rights Agent shall not be liable, answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, other than to the extent arising out of or resulting from the gross negligence, bad faith or willful misconduct on the part of the Rights Agent (as determined by a Selected Court in a final non-appealable judgment) in the selection and continued engagement or employment thereof.

(i) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Company in the ordinary course of its business as Rights Agent) or in the exercise of its rights under this Agreement if it reasonably believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company, and shall so consult with the Company as promptly as practicable.

Section 21. Change of Rights Agent. The Rights Agent may resign as Rights Agent under this Agreement upon thirty (30) days’ prior notice in writing delivered to the Company, to each transfer agent of the Common Stock and Preferred Stock, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights, in each case, in accordance with Section 26 of this Agreement. The Company may, in its sole discretion, remove the Rights Agent at any time, with or without cause, upon thirty (30) days’ prior notice in writing, delivered to the Rights Agent, and to each transfer agent of the Common Stock and Preferred Stock, and, if such removal occurs after the Distribution Date, to the registered holders of the Rights, in each case, in accordance with Section 26 of this Agreement. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after delivering written notice of such removal or after it has received written notice of such resignation or incapacity by the resigning or incapacitated Rights Agent or by any registered holder of Rights (who shall, with such notice, submit his, her or its Rights Certificate for inspection by the Company), then any registered holder of any Rights may apply to a Selected Court for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by a Selected Court, shall be (a) a legal business entity organized and doing business under the laws of the United States or any State thereof, in good standing, and having an office in the State of New York, that is authorized under such laws to exercise corporate trust, stock transfer or stockholder services powers and which has at the time of its appointment as Rights Agent a combined capital (including its direct and indirect parents and Subsidiaries) and surplus of at least $100,000,000 or (b) an affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under this Agreement without further act or deed; provided that the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price or the number or kind or class of shares of capital stock or other securities or assets purchasable upon exercise of the Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date but prior to the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold (x) pursuant to the exercise of stock options or the vesting or entitlement to other awards, in each case, granted or awarded pursuant to any employee benefit or compensation plan, agreement or arrangement, and which stock options or awards are outstanding as of the Distribution Date (unless the Board or a duly authorized committee thereof has determined to make other equitable adjustments or the agreements underlying such stock options or awards provide otherwise), or (y) upon the exercise, conversion or exchange of securities issued by the Company after the date of this Agreement (except as may otherwise be provided in the instrument(s) governing such securities), and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue

Rights Certificates representing the appropriate number of Rights issued in connection with any such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment to the Purchase Price or number and kind of shares or rights shall otherwise have been made in lieu of the issuance thereof in accordance with the terms of this Agreement.

Section 23. Redemption.

(a) The Board may, at its option and in its sole discretion, at any time prior to the earlier of (i) the Close of Business on the tenth (10th) Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth (10th) Business Day following the Record Date) and (ii) the Close of Business on the Final Expiration Date, direct the Company to, and, if so directed, the Company shall, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted pursuant to Section 11 to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after a Flip-In Event until such time as the Company’s right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (with the number of such shares to be based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish.

(b) Immediately upon the effectiveness of the Board action authorizing a redemption of the Rights pursuant to Section 23(a) hereof, and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held as of the Redemption Date. A redemption of the Rights shall be effective immediately upon the effectiveness of the Board action authorizing such redemption (or, if such Board action authorizing redemption of the Rights provides that the redemption will not be effective until the occurrence of a specified future date, time or event, then the redemption shall be effective only upon the occurrence of such future date, time or event) (the date on which a redemption of Rights actually becomes effective in accordance with the foregoing, the “Redemption Date”). Promptly following the Board action authorizing a redemption of the Rights, the Company shall give public notice thereof. The Company shall deliver a notice of redemption promptly following the Redemption Date to the Rights Agent and all registered holders of outstanding Rights as of the Redemption Date in accordance with Section 26 hereof. Any notice that is delivered in the manner provided in Section 26 hereof shall be deemed given, whether or not the holder receives such notice. The failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Each such notice of redemption will state the manner by which payment of the Redemption Price shall be made.

(c) Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than (i) a redemption of Rights by the Company in accordance with this Section 23, (ii) pursuant to an exchange of Rights for Common Stock in accordance with Section 24 hereof and (iii) in connection with the purchase or repurchase of shares of Common Stock prior to the Distribution Date.

Section 24. Exchange.

(a) The Board may, at its option and in its sole discretion, at any time and from time to time after the Close of Business on the Distribution Date and prior to the Close of Business on the Expiration Date, cause the Company to exchange all or any portion of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one (1) share of Common Stock for each Right, appropriately adjusted in accordance with Section 11(a) to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock after the date of this Agreement (such exchange ratio, as so adjusted, being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to cause any exchange of Rights for Common Stock to occur at any time after (i) the Percentage Stock Ownership of any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes fifty percent (50%) or more or (ii) the occurrence of a Flip-Over Event.

(b) Immediately upon the action of the Board authorizing an exchange of any Rights for Common Stock pursuant to subsection (a) of this Section 24 and without any further action by or notice to any Person, all rights of holders to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of Rights held by such holder multiplied by the Exchange Ratio. Promptly following the effectiveness of action of the Board authorizing an exchange of the Rights, the Company shall publicly announce the taking of such Board action. The Company shall deliver notice of an exchange to the Rights Agent promptly following the Exchange Date and to all registered holders of outstanding Rights as of the Exchange Date, in accordance with Section 26 hereof; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such exchange. Any notice that is delivered in the manner provided in Section 26 hereof shall be deemed given, whether or not the holder actually receives the notice. Each such notice of exchange will state the date on which such exchange shall be effective (the “Exchange Date”), the number of shares of Common Stock to be issued for each Right pursuant to such exchange and, in the event of any partial exchange, the aggregate number of Rights that will be exchanged. Any partial exchange of Rights shall be effected pro rata among all holders of Rights as of the Close of Business on the Exchange Date, based on the number of Rights held by each holder of Rights (other than Rights that have become null and void pursuant to the provisions of Section 7(e) hereof).

(c) Following the action of the Board authorizing any such exchange of Rights pursuant to subsection (a) of this Section 24, the Company may implement such procedures in its sole discretion as it deems appropriate for the purpose of ensuring that the Common Stock (or such other consideration) issuable upon such exchange pursuant to this Section 24 not be received by holders of Rights that have become null and void pursuant to Section 7(e) hereof. In furtherance thereof, if so directed by the Company, shares of Common Stock (or other consideration) potentially issuable upon an exchange pursuant to this Section 24 to holders of Rights that have not verified to the satisfaction of the Company, in its sole discretion, that they are not Acquiring Persons may be deposited in a trust established by the Company pending receipt of appropriate verification. To the extent that such trust is established, holders of Rights entitled to receive such shares of Common Stock (or other consideration) pursuant to an exchange pursuant to this Section 24 that have not previously received such shares of Common Stock (or other consideration) shall be entitled to receive such shares of Common Stock (or other consideration) (and any dividends paid or distributions made thereon after the date on which such shares of Common Stock (or other consideration) are deposited in the trust) only from the trust and solely upon compliance with the relevant terms and provisions of the applicable trust agreement.

(d) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or Equivalent Preferred Stock) for Common Stock exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof.

(e) In the event that there shall not be sufficient shares of Common Stock authorized but not outstanding to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be reasonably necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

(f) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates that evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to each of the registered holders of the Rights to whom fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Price of a whole share of Common Stock. For the purposes of this Section 24(f), the Current Market Price of a whole share of Common Stock shall be the Closing Price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Certain Events.

(a) In case the Company shall propose, at any time after the earlier of the Distribution Date or the Stock Acquisition Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend in accordance with the Preferred Stock Articles Supplementary), (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries

(taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries) or (v) to effect the liquidation, dissolution or winding-up of the Company, then, in each such case, the Company shall give to each registered holder of Rights, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding-up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b) In the event that any Flip-In Event shall occur, (i) the Company shall as soon as practicable thereafter give to each registered holder of Rights, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

Section 26. Notices.

(a) Any notices, instructions, or other communications authorized or required by this Agreement to be given to or by the Company or the Rights Agent shall be made in writing and delivered by hand delivery, recognized national overnight delivery service or by first-class mail, postage prepaid. Any notices, instructions or other communications authorized or required by this Agreement to be given by the Company to the Rights Agent or by the Rights Agent to the Company may also be transmitted by electronic mail to the addresses specified in this Section 26(a). Each such communication shall be effective (a) if delivered by hand (or electronic mail, if applicable), when such delivery is made at the address specified in this Section 26(a), (b) if delivered by recognized national overnight delivery service, the next Business Day after such communication is sent to the address specified in this Section 26(a), or (c) if delivered by first-class mail, postage prepaid, five (5) days following the date on which such communication is sent to the address specified in this Section 26(a). Any such notice, instruction, or other communication to the Company or the Rights Agent shall be delivered to their respective addresses set forth below (as may be updated from time to time):

If to the Company:

Hannon Armstrong Sustainable Infrastructure Capital, Inc.

One Park Place

Suite 200

Annapolis, MD 21401

Attention: Jeffrey A. Lipson; Steven L. Chuslo

Email: legaldepartment@hasi.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

920 North King Street

Wilmington, DE 19801

Attention: Allison Land

Email: Allison.Land@skadden.com

If to the Rights Agent:

Equiniti Trust Company, LLC

48 Wall Street, 22nd Floor

New York, New York 10005

Attention: Relationship Management

with a copy to:

Equiniti Trust Company, LLC

48 Wall Street, 22nd Floor

New York, New York 10005

Attention: Legal Department

Email: LegalTeamUS@equiniti.com

(b) Any notices, instructions, or other communications authorized or required by this Agreement to be given to the registered holder of any Rights (or, if prior to the Distribution Date, the registered holder of (i) a certificate representing shares of Common Stock or (ii) Book Entry shares of Common Stock) shall be made in writing and delivered by hand delivery, recognized national overnight delivery service or by first-class mail, postage prepaid, to such registered holder at the address shown on the registry books of the Company (or its transfer agent). Each such communication shall be effective (a) if delivered by hand, when such delivery is made at the address specified in this Section 26(b), (b) if delivered by recognized national overnight delivery service, the next Business Day after such communication is sent to the address specified in this Section 26(b), or (c) if delivered by first-class mail, postage prepaid, five (5) days following the date on which such communication is sent to the address specified in this Section 26(b).

Section 27. Supplements and Amendments. Prior to the Distribution Date the Company may, upon prior approval of the Board, in its sole discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of Rights. From and after the Distribution Date, the Company may, upon prior approval of the Board, in its sole discretion, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder (other than the Final Expiration Date, which may not be amended without approval of the affirmative vote of a majority of the votes cast by holders of the outstanding shares of Common Stock represented in person or by proxy and entitled to vote thereon (provided that a quorum is present) at a stockholders’ meeting) or (iv) change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that does not adversely affect the interests of the holders of Rights in their capacity as such (other than an Acquiring Person, any Affiliate or Associate of an Acquiring Person or any other Person whose Rights have become null and void pursuant to Section 7(e)). Upon the delivery of a certificate from an Appropriate Officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall promptly execute and deliver such supplement or amendment to the Company; provided that any supplement or amendment other than to Sections 18, 19, 20, 22, 27 or 32 hereof that does not supplement or amend this Agreement in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. Notwithstanding anything herein to the contrary, this Agreement may not be amended (other than pursuant to clauses (i) or (ii) of the second sentence of this Section 27) at a time when the Rights are not redeemable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of shares of Common Stock.

Section 28. Successors; Assignment. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and permitted assigns hereunder. Notwithstanding anything to the contrary contained herein, no party to this Agreement may assign any of its rights or delegate any of its responsibilities, liabilities or obligations hereunder without the prior written consent of the other party hereto.

Section 29. Determinations and Actions by the Board, etc. Without limiting the rights and immunities or expanding the duties or obligations of the Rights Agent, the Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and the provisions of Section 382 of the Code, or any successor provision or replacement provision, and the Treasury Regulations promulgated thereunder, (ii) make all determinations deemed by the Board to be necessary or advisable for the administration of this Agreement (including any determination to redeem or exchange, or not redeem or exchange, the Rights, or to amend or supplement this Agreement) and (iii) make all calculations and determinations with respect to the Beneficial Ownership of any Person. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject the Board or any of the directors on the Board to any liability to the holders of the Rights or Common Stock.

Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights (including, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights (including, prior to the Distribution Date, registered holders of the Common Stock), and their respective successors.

Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a Selected Court or other authority with jurisdiction over the Company to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such Selected Court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth (10th) Business Day following the date of such determination by the Board. Without limiting the foregoing, if any provision requiring a specific group of directors of the Company to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Charter.

Section 32. Governing Law; Forum. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland (without regard to principles of conflicts of laws) and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State. The courts of the State of Maryland and of the United States of America located in the State of Maryland (the “Selected Courts”) shall be the sole and exclusive forum for any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Failure to enforce the immediately preceding sentence would cause the Company irreparable harm and the Company shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the immediately preceding sentence. Notwithstanding the foregoing, the Company and the Rights Agent may mutually agree (with each party acting in its sole discretion) to a jurisdiction other than the State of Maryland for any litigation directly between the Company and the Rights Agent arising out of or relating to this Agreement. The Rights Agent and any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company (including, for the avoidance of doubt, any Rights) shall be deemed to have notice of and consented to the provisions of this Section 32.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement executed or transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 34. Descriptive Headings; Interpretation. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By	/s/ Jeffrey A. Lipson
Name: Jeffrey A. Lipson
Title: Chief Executive Officer

EQUINITI TRUST COMPANY, LLC

By	/s/ Adam Burke
Name: Adam Burke
Title: EVP, Chief Customer Officer

[Signature Page to Tax Benefits Preservation Plan]

Exhibit A

ARTICLES SUPPLEMENTARY OF SERIES A

JUNIOR PARTICIPATING PREFERRED STOCK

OF

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

ARTICLES SUPPLEMENTARY

Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article VI of the charter of the Corporation (the “Charter”), the board of directors of the Corporation (the “Board”), by resolution duly adopted on November 2, 2023, classified and designated four hundred fifty thousand (450,000) shares (the “Shares”) of authorized but unissued Preferred Stock (as defined in the Charter) as shares of Series A Junior Participating Preferred Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set forth below.

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”). The number of shares initially constituting such series shall be four hundred fifty thousand (450,000). The Board, with the approval of a majority of the entire Board, may amend the Charter from time to time to increase or decrease such number of shares; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the exercise of any options, rights or warrants issuable upon conversion of any outstanding securities issued by the Corporation convertible into shares of Series A Preferred Stock.

Section 2. Dividends and Other Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any class or series of Preferred Stock (or any similar stock) ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), and of any other class or series of stock of the Corporation ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if authorized by the Board and declared by the Corporation out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of April, July,

October and January in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance (the “First Issuance”) of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) one dollar ($1.00) or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than any dividends payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after November 2, 2023 (the “Rights Dividend Declaration Date”) (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares through a reverse stock split or otherwise, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of such event and the denominator of which shall be the total number of shares of Common Stock that were outstanding immediately following the occurrence of such event.

(B) On or after the First Issuance, the Corporation shall not declare a dividend or other distribution on the Common Stock (other than a dividend or other distribution payable in shares of Common Stock), unless prior to or concurrently therewith a dividend or other distribution is declared on the Series A Preferred Stock as provided in paragraph (A) of this Section 2; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of one dollar ($1.00) per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date (the actual payment, however, may be deferred if prohibited under any debt instruments).

(C)

(i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six (6) consecutive or non-consecutive quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the then-current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been authorized and declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting together as a single class, irrespective of class or series, shall have the right to elect two (2) directors, which directors will be elected by a plurality of the votes cast.

(ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised at annual meetings of stockholders; provided that such voting right shall not be exercised unless the holders of a majority of the number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting together as a single class, to elect directors to fill such vacancies, if any, in the Board as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by the Board to effectuate the vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

(iii) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting together as a single class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue to serve until their successors shall have been duly elected and qualified, or any such directors’ earlier death, resignation or removal, or until the expiration of the default period, whichever happens first, and (y) any vacancy in the Board may (except as provided in paragraph (C)(ii) of this Section 2) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock that elected the director whose office shall have become vacant. References in this paragraph (C) of this Section 2 to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence. If the rights of holders of Series A Preferred Stock to elect directors have terminated in accordance with this 2(C)(iii) after any record date for the determination of stockholders entitled to vote in the election of such directors but before the closing of the polls in such election, holders of Series A Preferred Stock outstanding as of such record date shall not be entitled to vote in such election of directors. Any director elected by the holders of Series A Preferred Stock may be removed at any time with or without cause by the vote of, and shall not be removed other than by the vote of, the holders of record of two-thirds of the outstanding shares of Series A Preferred Stock and the Preferred Stock then entitled to vote together as a single class in the election of directors (voting together as a single class). Each of the directors shall be entitled to one vote on any matter before the Board.

(iv) Immediately upon the expiration of a default period, but subject to revesting in the event of another default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock voting together as a single class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Charter or the Amended and Restated Bylaws of the Corporation (as the same may be amended, supplemented or corrected from time to time, the “Bylaws”) irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 2 (such number being subject, however, to change thereafter in any manner provided by law or in the Charter or Bylaws).

(D) Dividends, to the extent payable as provided in paragraphs (A) and (B) of this Section 2, shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. Except as expressly set forth herein or as required by law, the holders of shares of Series A Preferred Stock shall not have any voting rights.

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters on which holders of Common Stock are entitled to vote, generally. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares through a reverse stock split or otherwise, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, or by law, the holders of shares of Series A Preferred Stock shall vote together as a single class with the holders of shares of Common Stock on all matters on which holders of shares of Series A Preferred Stock and holders of shares of Common Stock are entitled to vote.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or other distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and other distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein, in the Charter, or in any other Articles Supplementary creating a series of Preferred Stock (or any similar stock) or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount per share (the “Series A Liquidation Preference”) equal to the greater of (i) one dollar ($1.00) plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation. The “Adjustment Number” shall initially be one thousand (1,000). In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares through a reverse stock split or otherwise, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(C) Neither the merger nor consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

Section 7. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 8. No Redemption. The Corporation shall have no right or obligation to redeem the shares of Series A Preferred Stock. The holders of the Series A Preferred Stock have no right to cause shares of Series A Preferred Stock to be redeemed. Nothing herein shall restrict the Corporation from purchasing or otherwise acquiring shares of Series A Preferred Stock in accordance with applicable law.

Section 9. Ranking.

(A) The Series A Preferred Stock shall rank junior to all other classes and series of Preferred Stock, on the terms set forth in the Charter including any other Articles Supplementary governing the terms of such other class or series of Preferred Stock, as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior, on the terms set forth in this Articles Supplementary, to the Common Stock as to such matters.

(B) The liquidation preference of the outstanding shares of Series A Preferred Stock will not be added to the liabilities of the Corporation for the purpose of determining whether under the Maryland General Corporation Law a distribution may be made to stockholders of the Corporation whose preferential rights upon dissolution of the Corporation are junior to those of holders of Series A Preferred Stock.

Section 10. Amendment. At any time when any shares of Series A Preferred Stock are outstanding, neither the Charter nor these Articles Supplementary shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class; provided that none of (i) the creation or issuance of (A) additional shares of Series A Preferred Stock or (B) shares of any class or series of stock ranking junior to or on parity with the Series A Preferred Stock as to the payment of dividends and the distribution of assets, (ii) any increase in the aggregate number of shares of stock the Corporation has authority to issue, (iii) a merger, consolidation or conversion in which the Corporation is the surviving entity and the Series A Preferred Stock remains outstanding with no material adverse change in its powers, preferences and special rights, or (iv) a merger, consolidation or conversion in which the Corporation is not the surviving entity and the holders of the Series A Preferred Stock receive in exchange therefor a substantially identical security of the surviving entity, shall be considered to materially adversely alter or change the powers, preferences or special powers of the Series A Preferred Stock.

Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

SECOND: The Shares have been classified and designated by the Board under authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FOURTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 2nd day of November, 2023.

ATTEST:		HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo	By	/s/ Jeffrey A. Lipson
	Name: Steven L. Chuslo		Name: Jeffrey A. Lipson
	Title: Secretary		Title: Chief Executive Officer

[Signature Page to Articles Supplementary of Series A Junior Participating Preferred Stock]

Exhibit B

[Form of Rights Certificate]

Certificate No. R-	________ Rights

NOT EXERCISABLE AFTER THE EARLIER OF THE FINAL EXPIRATION DATE (AS SUCH TERM IS DEFINED IN THE TAX BENEFITS PRESERVATION PLAN) UNLESS THE RIGHTS ARE PREVIOUSLY REDEEMED, EXCHANGED OR TERMINATED. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE TAX BENEFITS PRESERVATION PLAN. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE TAX BENEFITS PRESERVATION PLAN) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON THAT WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE TAX BENEFITS PRESERVATION PLAN). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF SUCH AGREEMENT.]1

Rights Certificate

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

This certifies that ______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan, dated as of November 2, 2023 (the “Tax Benefits Preservation Plan”), between Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability trust company, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time prior to the earlier of (i) the Final Expiration Date (as such term defined in the Tax Benefits Preservation Plan) and (ii) the time at which the rights are redeemed or exchanged as provided in Section 23 and Section 24 of the Tax Benefits Preservation Plan, at the principal office or other offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company, at a purchase price of $100 per one one-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof)

[1]	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of November 2, 2023 based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Tax Benefits Preservation Plan) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued. Capitalized terms used in this Rights Certificate without definition shall have the meanings ascribed to them in the Tax Benefits Preservation Plan.

Upon the occurrence of a Flip-In Event (as such term is defined in the Tax Benefits Preservation Plan), if the Rights evidenced by this Rights Certificate are Beneficially Owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Tax Benefits Preservation Plan), (ii) a transferee of any such Acquiring Person, Affiliate or Associate, or (iii) under certain circumstances specified in the Tax Benefits Preservation Plan, a transferee of a Person that, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Flip-In Event.

As provided in the Tax Benefits Preservation Plan, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Tax Benefits Preservation Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Tax Benefits Preservation Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Tax Benefits Preservation Plan. Copies of the Tax Benefits Preservation Plan are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or other offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Tax Benefits Preservation Plan, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right at any time prior to the earlier of (i) the Close of Business on the tenth Business Day following the Stock Acquisition Date, and (ii) the Close of Business on the Final Expiration Date. In addition, under certain circumstances following the Distribution Date, the Rights may be exchanged, in whole or in part, for shares of Common Stock, or shares of preferred stock of the Company having essentially the same value or economic rights as such shares of Common Stock. Immediately upon the effectiveness of the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares of Common Stock or other consideration issuable upon such exchange.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Tax Benefits Preservation Plan. The Company, at its election, may require that a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Tax Benefits Preservation Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Tax Benefits Preservation Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Tax Benefits Preservation Plan.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

[Signature Page Follows]

WITNESS the signature of the proper officers of the Company and its corporate seal.

Dated as of _________ __, ______

ATTEST:	HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By
Secretary		Title:

Countersigned:

EQUINITI TRUST COMPANY, LLC

By
Authorized Signature

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED ______________________________ hereby sells, assigns and transfers unto ______________________________

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the within Rights Certificate on the books of the within named Company, with full power of substitution.

Dated: _____________, _____
Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [ ] is [ ] is not beneficially owned by an Acquiring Person and [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person that is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Tax Benefits Preservation Plan);

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person that is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _____________, _____
Signature

Signature Guaranteed:

Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment and Certificate is not completed, such assignment will not be honored.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires

to exercise Rights represented

by the Rights Certificate.)

To: HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that such shares be issued in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated: _____________, _____
Signature

Signature Guaranteed:

Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person and [ ] are [ ] are not being exercised by or on behalf of a Person that is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Tax Benefits Preservation Plan);

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person that is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _____________, _____
Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

Exhibit C

FORM OF

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED STOCK

On November 2, 2023 (the “Adoption Date”), the Board of Directors (the “Board”) of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”), authorized a dividend of one right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), to stockholders of record at the close of business on November 21, 2023 (the “Record Date”). The terms and conditions of the Rights are set forth in the Tax Benefits Preservation Plan (the “Tax Benefits Preservation Plan”), dated as of November 2, 2023, between the Company and Equiniti Trust Company, LLC, a New York limited liability trust company, in its capacity as Rights Agent (capitalized terms used and not defined herein have the meanings set forth in the Tax Benefits Preservation Plan). The Tax Benefits Preservation Plan is intended to preserve the Company’s ability to use its net operating losses and other Tax Benefits by deterring any Person from obtaining a Percentage Stock Ownership of 4.9% or more.

The Rights are not exercisable until a Distribution Date (as described below) occurs. Prior to a Distribution Date, (i) the Rights will be evidenced solely by notations in the book entry accounts for the shares of Common Stock and will be transferrable only in connection with a transfer of the underlying shares of Common Stock, (ii) any shares of Common Stock issued after the Record Date will contain a notation in the respective book entry accounts for such shares of Common Stock referencing the Rights associated with such shares and incorporating the Tax Benefits Preservation Plan by reference and (iii) any transfer of the underlying shares of Common Stock will also constitute the transfer of the Rights associated with such shares of Common Stock. Following the occurrence of a Distribution Date, each Right initially will entitle the registered holder thereof to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at a purchase price of $100 per Unit, subject to adjustment as described below (the “Purchase Price”), except that, after a Flip-In Event or a Flip-Over Event, each as defined below, the Rights become exercisable for Common Stock or common stock of the surviving or acquiring entity, as described below.

Subject to certain exceptions specified in the Tax Benefits Preservation Plan, and unless the Rights have been redeemed by the Company’s board of directors (the “Board”) as described below, the Rights will separate from the Common Stock and become exercisable and separately transferrable at the close of business on the date (the “Distribution Date”) that is the tenth (10th) Business Day after the earlier of (i) the date on which on which a press release is issued or other public announcement is made (including a filing with the SEC) indicating that a Person, together with its affiliates and associates, has a Percentage Stock Ownership of 4.9% or more (an “Acquiring Person”), or otherwise disclosing the existence of an Acquiring Person (the “Stock Acquisition Date”) and (ii) the date on which a tender offer or exchange offer is commenced that, upon consummation, would result in a Person becoming an Acquiring Person (or, in each case, (i) and (ii), such other date as determined by the Board, in its sole discretion).

In the event that any Person becomes an Acquiring Person (a “Flip-In Event”), unless such event is a “Flip-Over Event” (as described below), if the Company has not redeemed the Rights on or prior to the tenth (10th) Business Day following the Stock Acquisition Date, then each holder of Rights (other than the Acquiring Person and its affiliates and associates and certain transferees thereof) will, upon exercise of such Rights and payment of the then-current Purchase Price, be entitled to purchase shares of Common Stock having a then-current market value equal to two times the Purchase Price. All Rights that are Beneficially Owned by the Acquiring Person (and its affiliates and associates and certain transferees thereof) become null and void on the Distribution Date and may not be exercised.

For example, following the Distribution Date, assuming the Common Stock has a market value of $200 per share at the time Rights are exercised, each holder of a Right (other than the Acquiring Person (and its affiliates and associates and certain transferees thereof)), would be entitled to exercise each Right to purchase $200 worth of Common Stock for the Purchase Price of $100 per share.

In the event that, at any time following the Stock Acquisition Date, (i) the Company merges or consolidates with another entity and the Company is not the survivor, or the Common Stock is converted into or exchanged for other securities, cash or other property, or (ii) fifty percent (50%) or more of the Company’s assets, cash flow or earning power is sold or otherwise disposed of, each holder of Rights (other than the Acquiring Person (and its affiliates and associates and certain transferees thereof)) shall thereafter have the right to receive, upon exercise of such Rights and payment of the then-current Purchase Price, shares of common stock of the surviving or acquiring entity having a then-current market value equal to two times the then-current Purchase Price (each of the foregoing clauses (i) and (ii) above, a “Flip-Over Event”).

At any time after the Distribution Date, and prior to such time as the Acquiring Person’s Percentage Stock Ownership is fifty percent (50%) or more, the Board may, at its option, and in its sole discretion, exchange all or any portion of the outstanding and exercisable Rights (other than Rights owned by the Acquiring Person (and its affiliates and associates and certain transferees thereof), which shall have become null and void), for shares of Common Stock at an exchange ratio of one (1) share of Common Stock for each Right (which ratio is subject to adjustment to reflect stock splits, stock dividends and similar transactions).

The Purchase Price payable, and the number and kind of shares covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification, (ii) if holders of Preferred Stock are issued certain rights, options or warrants to subscribe for or purchase Preferred Stock or securities convertible into Preferred Stock at a price or conversion price less than the then-current market price of the Preferred Stock, or (iii) upon the distribution of cash to holders of Preferred Stock (including upon consummation of a merger), but excluding regular quarterly cash dividends in accordance with the Preferred Stock Articles Supplementary, assets (other than Preferred Stock), evidences of indebtedness or subscription rights or warrants (other than those referred to in clause (ii) above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent (1%) of the Purchase Price. No fractional Rights will be issued, nor will any fractional shares be issued upon exercise of the Rights, and, in lieu thereof, payment in cash will be made based on the closing market price of the Rights, Preferred Stock, Common Stock or other securities issuable upon exercise of the Rights on the last trading date immediately prior to the date on which such fractional Rights would have been issued, or the Rights were exercised, as applicable.

The definition of “Acquiring Person” contained in the Tax Benefits Preservation Plan contains several exceptions, including for (i) the Company or any of its subsidiaries; (ii) any employee benefit plan of the Company or any of its subsidiaries, or any entity or trustee holding Common Stock pursuant to the terms of, or for purposes of funding, any such plan; (iii) any Person, together with all of its affiliates and associates, whose collective Percentage Stock Ownership becomes 4.9% or more as a result of a reduction in the number of Company Securities outstanding due to any acquisition of Company Securities by any Exempt Person or a stock dividend, stock split, reverse stock split or similar transaction, unless and until such Person subsequently increases its Percentage Stock Ownership; (iv) any Person, together with all of its affiliates and associates, whose Percentage Stock Ownership is 4.9% or more as of the time of the Company’s first public announcement of the adoption of the Tax Benefits Preservation Plan, unless and until such Person subsequently increases its Percentage Stock Ownership without prior written consent of the Company (upon approval by the Board, in its sole discretion) or decreases its Percentage Stock Ownership below 4.9%; (v) any Person, together with all of its affiliates and associates, whose Percentage Stock Ownership became 4.9% or more inadvertently, if such Person, within ten (10) Business Days of being requested by the Company to do so, certifies to the Company that it became an Acquiring Person inadvertently (including without actual knowledge that it Beneficially Owned a number of Company Securities that would result in it becoming an Acquiring Person) and who, together with all of its affiliates and associates, thereafter disposes of a number of Company Securities so that it ceases to be an Acquiring Person; (vi) any Person who would become an Acquiring Person solely as a result of (a) unilateral grants or issuances of Company Securities by the Company (including restricted stock), (b) pre-arranged purchases by directors, officers or employees of the Company or its subsidiaries pursuant to a dividend reinvestment plan sponsored by the Company or (c) exercises of outstanding options, warrants, rights or similar interests granted by the Company to directors, officers or employees of the Company or its subsidiaries; and (vii) any Person who the Board has affirmatively determined, in its sole discretion, shall not be deemed an Acquiring Person, for so long as such Person complies with any limitations or conditions imposed by the Board and unless and until the Board shall determine otherwise.

The Rights will expire upon the earliest to occur of: (i) the close of business on November 2, 2026 (the “Final Expiration Date”), (ii) the close of business on November 2, 2024, if approval of the Tax Benefits Preservation Plan by the Company’s stockholders has not been received prior to such date, (iii) the time at which the Rights are redeemed or exchanged as provided in the Tax Benefits Preservation Plan, (iv) the close of business on the date set by the Board following a determination by the Board that the Tax Benefits Preservation Plan is no longer necessary or desirable for the preservation of Tax Benefits and (v) the close of business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.

The Board may, at its option and in its sole discretion, at any time prior to the close of business on the earlier of (i) the tenth (10th) Business Day following the Stock Acquisition Date and (ii) the Final Expiration Date, redeem all of the Rights in whole, but not in part, at a price of $0.001 per Right, subject to adjustment as described above with respect to the Purchase Price (the “Redemption Price”). The Company may, at its option, pay such Redemption Price in cash, Common Stock or other consideration deemed appropriate by the Board. The redemption of the Rights may be made effective at such time, on such basis, and with such conditions as the Board may establish, in its sole discretion. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, in its capacity as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of Rights. While the distribution of the Rights is not expected to be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the surviving or acquiring entity upon a Flip-Over Event or in the event of the redemption of the Rights as set forth above.

Any of the provisions of the Tax Benefits Preservation Plan may be amended or supplemented by the Company, upon prior approval of the Board, in its sole discretion, at any time prior to the Distribution Date without the consent of any holders of Rights. After the Distribution Date, the provisions of the Tax Benefits Preservation Plan may be amended or supplemented by the Company, upon prior approval of the Board, in its sole discretion, without the consent of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained therein that may be defective or inconsistent with any other provisions therein, (iii) make changes that the Company may deem necessary or desirable and that do not adversely affect the interests of holders of Rights (in their capacity as such), other than the Acquiring Person (and its affiliates and associates and certain transferees thereof) or (iv) shorten or lengthen any time period under the Tax Benefits Preservation Plan (other than the Final Expiration Date, which may not be amended without approval by a majority of votes cast by holders of outstanding shares of Common Stock entitled to vote thereon at a stockholders’ meeting at which a quorum is present), except that no amendment pursuant to the foregoing clause (iii) or (iv) may be made at such time as the Rights are not redeemable.

A copy of the Tax Benefits Preservation Plan has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Tax Benefits Preservation Plan is available free of charge to any holder of Rights from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Tax Benefits Preservation Plan, which is incorporated herein by reference.

C-4